EXHIBIT 10.35
AMENDMENT TO DEBENTURE, WARRANT
AND SECURITIES PURCHASE AGREEMENT
     THIS AMENDMENT (“Amendment”) TO THE DEBENTURE, WARRANT AND SECURITIES PURCHASE AGREEMENT is made and entered into as of March ___ 2009, by and between T3 Motion, Inc., a Delaware corporation (the “Company”), and Vision Opportunity Master Fund, Ltd. (“Holder”) and hereby amends that certain Debenture, Warrant and Agreement (as each are defined in the Recitals below).
RECITALS:
     WHEREAS, reference is made to that certain 10% Secured Convertible Debenture dated as of December 30, 2008 (the “Debenture”) and the Series D Common Stock Purchase Warrant dated as of December 30, 2008 (the “Warrant”) granted by the Company to the Holder and the Securities Purchase Agreement as of December 30, 2008, by and between the Company and the Holder (the “Agreement”);
     WHEREAS, the parties have agreed to extend certain deadlines in the Debenture, the Warrant and the Agreement.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:
     1. AMENDMENT.
     (a) Section 5(h) of the Debenture is hereby amended and restated in its entirely with the following text:
     “In the event that the Company fails to consummate a “Qualified Financing” (as defined below) on or before April 30, 2009, the Conversion Price hereunder shall be reduced to equal the lesser of (i) the then effective Conversion Price and (ii) $1.54 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like that occur after the date of the Purchase Agreement). For clarity, the Conversion Price can only be adjusted downward pursuant to this Section 5(h). As used herein, “Qualified Financing” means an issuance by the Company of Common Stock and/or Common Stock Equivalents in an equity financing transaction that occurs after the date of this Debenture and before April 30, 2009 with net cash proceeds to the Company of at least $6,000,000.”
     (b) Section 8(a)(xii) of the Debenture is hereby amended and restated in its entirely with the following text:
     “the Company shall fail to initiate a public market for the Common Stock on a Trading Market before by May 15, 2009;”

     (c) Section 4.18(a) of the Agreement is hereby amended and restated in its entirety with the following text:
     “Subsequent Financing is consummated on or before April 30, 2009”
     (d) Section 3(h) of the Warrant is hereby amended and restated in its entirely with the following text:
     “In the event that the Company fails to consummate a “Qualified Financing” (as defined below) on or before April 30, 2009, the Exercise Price hereunder shall be reduced to equal the lesser of (i) the then effective Exercise Price and (ii) $1.65 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like that occur after the date of the Purchase Agreement). For clarity, the Exercise Price can only be adjusted downward pursuant to this Section 3(h). As used herein, “Qualified Financing” means an issuance by the Company of Common Stock and/or Common Stock Equivalents in an equity financing transaction that occurs after the date of this Warrant and before April 30, 2009 with net cash proceeds to the Company of at least $6,000,000.”
     (e) Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Debenture, the Warrant or the Agreement or of any right, power or remedy of the Holder, or constitute a waiver of any provision of the Debenture, the Warrant or the Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Holder reserves all rights, remedies, powers, or privileges.
     2. CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of the Debenture, the Warrant or the Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Debenture, the Warrant or the Agreement, this Amendment shall control.
     3. GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.
     4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

T3 Motion, Inc.

By:
Ki Nam, Chief Executive Officer

HOLDER:

Vision Opportunity Master Fund, Ltd.

By:
Adam Benowitz, Director